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                                 THIRD AMENDMENT

                                       TO

          LOAN AND SECURITY AGREEMENT, EXECUTED ON OR ABOUT DECEMBER 5,
                2001, BETWEEN SILICON VALLEY BANK AND VISEON, INC
                                      AMONG

                      HENRY S. MELLON and EXIM CORPORATION
                  successors in interest to Silicon Valley Bank
                                       and
                                  VISEON, INC.
                            Dated as of June 30, 2003



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                                      - 9 -




         THIS THIRD AMENDMENT TO LOAN AND SECURITY AGREEMENT is entered into as of the 30th day of June 2003 (this "Agreement"), by and among VISEON, INC. f/k/a/ RSI SYSTEMS, INC., a Nevada corporation ("Borrower"), and HENRY S. MELLON and EXIM CORPORATION, (herein collectively referred to as "Assignees" or "Lender") being the assignees and successors in interest to the rights and obligations of Silicon Valley Bank pursuant to that certain loan and security agreement executed by and between Borrower and Silicon Valley Bank on or about December 5, 2001.


                                    RECITALS

         WHEREAS, on or about the 5th day of December 2001, Borrower entered into that certain Loan and Security Agreement with Silicon Valley Bank, as amended by that certain First Amendment to Loan and Security Agreement dated as of March 26, 2002, and further amended by that certain Second Amendment to Loan and Security Agreement dated as of June 22, 2002 (as so amended and including all exhibits and schedules thereto the "Existing Loan Agreement"); and

         WHEREAS, on or about the 26th day of June 2003, Silicon Valley Bank entered into that certain Assignment of Note and Liens with ELIN Corporation whereby it sold and assigned the Existing Loan Agreement to ELIN Corporation intact with all exhibits and schedules thereto and all ancillary agreements entered into in accordance therewith, specifically including the Security Agreement and Financing Statement; and

         WHEREAS, on or about the 30th day of June 2003, ELIN Corporation entered into that certain Assignment of Note and Liens with the Assignees whereby it sold and assigned to the Assignees the Existing Loan Agreement intact with all exhibits and schedules thereto and all agreements entered into in furtherance of the transactions contemplated thereby and in accordance therewith, specifically including that certain Security Agreement and Financing Statement of even date therewith; and

         WHEREAS, in connection with the purchase of the Existing Loan Agreement the Assignees became the holders of a security interest in substantially all of the assets of Borrower (the Collateral") pursuant to the terms of the Security Agreement and Financing Statement originally executed in favor of Silicon Valley Bank; and

         WHEREAS, Pursuant to the Existing Loan Agreement, among other things, Silicon Valley Bank provided Borrower with a commitment to make Revolving Loans (as defined in the Existing Loan Agreement the "Existing Revolving Loans"); and

         WHEREAS, it is the desire of the Assignees and Borrower to amend the terms of the Existing Loan Agreement, on the terms and subject to the conditions set forth herein to, among other things, (i) re-designate the Existing Revolving Loans as a Term Loan, (ii) extended the term of the Existing Loan Agreement
(iii) make certain other modifications to the Existing Loan Agreement, and (iv) ratify and reaffirm the Security Agreement and Financing Statement in favor of the Assignees.

                                    AGREEMENT

         NOW, THEREFORE, for and in consideration of the mutual covenants and agreements set forth in this Agreement, and for other good and valuable consideration, the receipt, and adequacy of which are hereby acknowledged by all parties hereto, Borrower and Lender agree to amend and restate the Existing Loan Agreement as follows:

1.       ACKNOWLEDGEMENT OF EXISTING OBLIGATIONS


1.1 Acknowledgements of obligations under Existing Loan Agreement. Borrower hereby acknowledges and agrees that Silicon Valley Bank provided Borrower with the Existing Loans under the Existing Loan Agreement. The Existing Loans consist of the Existing Revolving Loans, which have an outstanding principal balance as of the date hereof of $376,997.82 (the "Existing Obligations"). Borrower further acknowledges and agrees that the Existing Obligations remain unpaid, constitute valid and existing debt obligations of Borrower, that Borrower has no defenses to its obligation to pay the Existing Obligations and that Borrower has no right to any offset or other deduction from the Existing Obligations.

         1.2 Acknowledgement of assignment of Existing Obligations to ELIN. Borrower hereby acknowledges and agrees that on or about the 26th day of June 2003, Silicon Valley Bank entered into that certain Assignment of Note and Liens with ELIN Corporation whereby it sold and assigned the Existing Loan Agreement to ELIN Corporation intact with all exhibits and schedules thereto and all ancillary agreements entered into in accordance therewith, specifically including the Security Agreement and Financing Statement. Borrower further acknowledges and agrees that as of the effective date thereof the Existing Obligations were validly assigned to ELIN, constituted valid and existing debt obligations of Borrower, that Borrower has no defenses to its obligation to pay the Existing Obligations and that Borrower has no right to any offset or other deduction from the Existing Obligations.

         1.3 Acknowledgement of Assignment of Existing Obligations to Lender. Borrower hereby acknowledges and agrees that on or about the 30th day of June 2003, ELIN Corporation entered into that certain Assignment of Note and Liens with the Assignees whereby it sold and assigned the Existing Loan Agreement intact with all exhibits and schedules thereto and all ancillary agreements entered into in accordance therewith, specifically including the Security Agreement and Financing Statement to the Assignees and Borrower acknowledges and agrees that as of the effective date thereof the Existing Obligations were validly assigned to Lender. Borrower further acknowledges and agrees that Existing Obligations constitute valid and existing debt obligations of Borrower to Lender, that Borrower has no defenses to its obligation to pay the Existing Obligations and that Borrower has no right to any offset or other deduction from the Existing Obligations.

         1.4 Acknowledgement of validity and continuation of Security Interest. Borrower hereby acknowledges and agrees that in connection with the purchase of the Existing Loan Agreement the Lender became the holders of a security interest in substantially all of the assets of Borrower (the Collateral") pursuant to the terms of the Security Agreement and Financing Statement originally executed in favor of Silicon Valley Bank, which security interest is valid as of the date hereof in favor of Lender. Borrower further acknowledges and agrees that the security interest in the Collateral held by Lender is a first lien priority security interest in substantially all of the assets of Borrower, specifically including, without limitation, all intellectual property owned by Borrower or necessary to the conduct of Borrower's business.


2.       RE-DESIGNATION OF EXISTING OBLIGATIONS AS TERM LOAN

2.1 Re-Designation of Existing Obligations as a Term Loan. Borrower acknowledges and agrees that, in connection with the execution hereof: (i) the Existing Obligations shall, irrevocably and automatically and without any action required by Borrower or Lender, be deemed to have been borrowed as a Term Loan and (ii) Lender shall be deemed to have made an additional term loan to Borrower in the principal amount of $8779.26, as set forth in Section 3 hereinbelow, which amount shall be added to the outstanding principal balance of the Term Loan as of the date hereof. Accordingly, on and as of the execution hereof, the aggregate principal balance of the Term Loan due and owing to Lender is $386,706.46 and shall be evidenced by the Term Notes.

2.2 Termination of Certain Credit Facilities. Borrower acknowledges and agrees that, on and as of the execution hereof, Lender shall not be obligated to make any Revolving Loans or have any Revolving Loan Commitment (as defined in the Existing Loan Agreement), it being understood that, notwithstanding anything to the contrary, all such obligations shall have been terminated on and as of the execution hereof without any liability or obligation to Lender.

3.       ADVANCE OF ADDITIONAL FUNDS


3.1 Loan Origination Fee. As partial consideration of the agreement by Lender to extend the maturity date and modify the terms of the Existing Obligations as set forth in the Term Notes, Borrower has agreed to pay Lender a fee equal to one percentage point of the Existing Obligations. Borrower has requested that Lender advance Borrower such funds as necessary to pay the Loan Origination Fee. In accordance therewith, the sum of $3,779.26 shall be deemed to have been borrowed from Lender by Borrower on the date of the execution hereof to pay the Loan Origination Fee in full, and such amount shall be added to and constitute a portion of the amounts outstanding under the Term Loan as evidenced by the Term Notes, and the Term Notes shall be deemed to evidence in part the additional borrowed funds used to pay the Loan Origination Fee.


3.2 Reimbursement for Legal Fees and Other Costs. As partial consideration of the agreement by Lender to extend the maturity date and modify the terms of the Existing Obligations as set forth in the Term Notes, Borrower has agreed to pay to Lender the sum of $5,000 to offset the cost of legal fees and associated costs incurred by Lender in the negotiation, preparation and review of the transactions contemplated hereby and the documents executed in furtherance hereof. Borrower has requested that Lender advance such funds to Borrower. In accordance therewith, the sum of $5,000 shall be deemed to have been borrowed from Lender by Borrower on the date of the execution hereof to Lender the sum of $5,000 to offset the cost of legal fees and associated costs incurred by Lender in full, and such amount shall be added to and constitute a portion of the amounts outstanding under the Term Loan as evidenced by the Term Notes, and the Term Notes shall be deemed to evidence in part the additional borrowed funds used to pay the Loan Origination Fee.


4.       EXECUTION OF TERM NOTES


4.1 Term Notes. The Term Loan shall be evidenced by, and repayable in accordance with the terms of the Term Notes and this Agreement. The Term Notes shall represent the obligation of Borrower to pay the Term Loan, together with interest, fees and other amounts due thereon, as prescribed therein. In connection therewith, Borrower is executing two separate notes, one in favor of each of the Assignees in the amount of one half of the Term Loan. Borrower shall pay principal, interest, fees, and all other amounts due on the Existing Obligations and the additional funds advanced by Lender pursuant to the terms of the Term Notes without setoff, counterclaim or any deduction whatsoever.

4.2 Term Loan Maturity. On the maturity date as set forth in the Term Notes, Borrower shall repay the Term Loan including all accrued and unpaid interest thereon together with all other amounts due and owing pursuant to the Existing Loan Agreement, as amended, modified and restated by this Agreement and all other obligations of Borrower to Lender related thereto, if not sooner paid in full.


4.3      Calculation and Payment of Interest.


                  (a) Interest Rate. So long as no Event of Default shall have occurred and be continuing, interest shall accrue on the outstanding principal balance of the Term Loan at the rate of twelve percent (12%) per annum as set forth in the Term Notes.


(b) Default Rate. Upon the occurrence and during the continuance of an Event of Default, in addition to the rights, powers and remedies available to Lender, interest on all outstanding amounts due pursuant to the Term Loan shall accrue and be payable at the Default Rate of eighteen percent (18%) per annum without the necessity of any action by Lender. Interest accruing at the Default Rate shall be payable to Lender on demand. Lender shall not be required to accelerate the maturity of the Term Loan or exercise any other rights or remedies under any loan document, in order to charge the Default Rate.


                  (c) Maximum Rate. In no event shall the aggregate of all interest on the Term Loan charged or collected pursuant to the terms of this Agreement or pursuant to the Term Notes exceed the highest rate permissible under any law that a court of competent jurisdiction shall, in a final determination, deem applicable. In the event that such a court determines that Lender has charged or received interest under this Agreement or the Term Notes in excess of the highest applicable rate, the rate in effect under this Agreement and the Term Notes shall automatically be reduced to the maximum rate permitted by Applicable Law and Lender shall promptly apply such excess to reduce the principal balance of the Term Loan, or if the principal balance of the Term Loan has been paid in full, Lender shall promptly apply such excess to reduce any other obligations of Borrower to Lender, and if all such obligations have been paid in full, then Lender shall refund to Borrower any interest received by Lender in excess of the maximum lawful rate.


4.4 Prepayment. If Borrower elects to prepay all or any portion of the principal balance of either Term Note, it shall furnish written notice to both Assignees with respect to each voluntary prepayment not less than ninety (90) days prior to the date of prepayment. Such notice shall set forth the Term Note to be prepaid, the specific date of prepayment and the principal amount of such Term Note to be prepaid on such date. Such notice, once given, shall be irrevocable. Notice of prepayment having been given as aforesaid, Borrower shall make a prepayment to Lender on such prepayment date in an amount equal to the principal amount to be prepaid, together with all accrued and unpaid interest on the then-outstanding principal balance of such Term Note through the date of prepayment; provided that Borrower shall also reimburse Lender at such time for any reasonable direct loss or out-of-pocket expense incurred by Lender in connection with such prepayment.

4.5 All Obligations to Constitute One Obligation. All obligations payable to Lender pursuant to, in consideration of or related to the Term Loan and the Term Notes constitute one general obligation of Borrower and shall be secured by Lenders' liens upon all of the Collateral, and by all other Liens previously, now, or at any time in the future granted by Borrower to Lender.


5.       ADDITIONAL CONSIDERATION


5.1 Issuance of Warrants. As partial consideration of the agreement by Lender to extend the maturity date and modify the terms of the Existing Obligations as set forth in the Term Notes, Borrower has agreed to issue Lender warrants (hereinafter the "Warrant") to purchase from Borrower One Million Two Hundred Eighty Nine Thousand Twenty (1,289,020) shares of duly authorized, validly issued, fully paid and nonassessable Common Stock, par value $0.01 per share, of the Borrower (the "Restricted Stock") at the purchase price per share of Thirty Cents ($0.30), exercisable at any time or from time to time prior to 5:00 p.m. Central Standard time, on June 30, 2008 (the "Expiration Date"), all subject to the terms, conditions and adjustments set forth in the Warrant. Additionally Borrower has agreed to execute and deliver to Lender a Registration Rights Agreement setting forth the terms and conditions pursuant to which Borrower has agreed to file a registration statement regarding the Restricted Stock. In accordance therewith, and as partial consideration hereof, Borrower shall concurrently herewith issue and deliver to each Assignee a warrant to purchase, at the purchase price per share of Thirty Cents ($0.30), Six Hundred Forty Four Thousand Five Hundred Ten (644,510) shares of duly authorized, validly issued, fully paid and nonassessable Common Stock of Viseon, Inc., par value $0.01 per share, valid from the date hereof expiring at 5:00 p.m. Central Standard time, on June 30, 2008, together with a registration rights agreement regarding the shares to be acquired pursuant thereto.


6.       MISCELLANEOUS.

6.1 Modification and Continuing Validity of Existing Loan Agreement. Without further action by any party, effective upon the execution hereof this Agreement amends and restates in its entirety the Existing Loan Agreement to the extent that the two are inconsistent. However, the execution and delivery of this Agreement shall not excuse, or constitute a waiver of, any Defaults or Events of Default under the Existing Loan Agreement, it being understood that this Agreement is not a termination of the Existing Loan Agreement, but is a modification (and, as modified, a continuation) of the Existing Loan Agreement. All remaining terms of the Existing Loan Agreement not addressed or amended hereby shall remain in full force and effect as if this Agreement had never been executed. Effective on and concurrent with the execution hereof, Borrower acknowledges and agrees that the Existing Loan Agreement, as amended and restated hereby, is reaffirmed in all respects. The principal balance and all amounts in respect of interest, fees, and other amounts payable to or for the account of Lender shall be calculated in accordance with the provisions of (i) the Existing Loan Agreement with respect to any period (or portion of any period) ending on or prior to the date of the execution hereof and (ii) this Agreement with respect to any period (or portion of any period) commencing on or after the date of the execution hereof. Notwithstanding the foregoing or anything to the contrary herein contained, nothing herein shall be deemed to limit or terminate any of Lender's rights under the Existing Loan Agreement.

6.2 Conflict of Terms. Except as otherwise provided in the applicable provisions of this Agreement, if any provision contained in this Agreement or the Existing Loan Agreement is in conflict with, or inconsistent with, any provision in the Term Notes, the provision contained in the Term Notes shall govern and control.

6.3 Entire Agreement. The Existing Loan Agreement as amended by this Agreement and the Term Notes constitute the complete agreement between the parties with respect to the subject matter hereof and thereof, supersede all prior agreements, commitments, understandings, or inducements (either oral or written, expressed or implied) and may not be modified, altered, or amended except by a written agreement signed by Lender and Borrower as applicable. Each party to this Agreement acknowledges that no representations, inducements, or agreements, oral or otherwise, have been made by any party, or anyone acting on behalf of such party, which are not embodied herein, and no other agreement, statement or promise not contained in either the Existing Loan Agreement as amended by this Agreement or the Term Notes shall be valid or binding. The parties hereto have had an opportunity to consult with their respective attorneys concerning the meaning and the import of this Agreement and each has read this Agreement, as signified by their signatures below, and is executing the same for the purposes and consideration herein expressed.

6.4 No Waiver. Neither Lender's failure, at any time or times, to require strict performance by Borrower of any provision of the Term Notes, nor Lender's failure to exercise, nor any delay in exercising, any right, power, or privilege under this Agreement or the Existing Loan Agreement shall (a) waive, affect, or diminish any right of Lender thereafter to demand strict compliance and performance therewith or (b) operate as a waiver thereof. Any suspension or waiver of a Default, Event of Default, or other provision under the Term Notes or the Existing Loan Agreement as amended by this Agreement must be in writing signed by Lender to be effective and shall not suspend, waive, or affect any other Default or Event of Default, whether the same is prior or subsequent thereto and whether of the same or of a different type, and shall not be construed as a bar to any right or remedy that Lender would otherwise have had on any future occasion.


6.5 Notices. Any notice or other communication required or permitted to be given hereunder shall be in writing and shall be deemed to have been received (a) upon hand delivery (receipt acknowledged) or facsimile (with transmission confirmation report) at the address or number designated below (if delivered on a business day during normal business hours where such notice is to be received), or the first business day following such delivery (if delivered on a business day after during normal business hours where such notice is to be received); or (b) on the business day following the date of mailing by express courier service, fully prepaid, addressed to such address, or upon actual receipt of such mailing, whichever shall first occur. The addresses for such communications shall be:

         If to LENDER:

                  A:   HENRY S. MELLON
                        4 Driftwood Landing
                        Gulfstream, Florida 33483



                  B:     EXIM CORPORATION

                              Exim Corporation
                              1855 North Meadow Circle
                             Lowry Crossing, Texas 75069


         If to BORROWER:

         VISEON, INC.

                  2620 S. Maryland Parkway, #309
                  Las Vegas, Nevada  89109
                  Facsimile:        972-818-7343





         Any party may be given notice in accordance with this Section by any other party at another address or person for receipt of notices, if such party so designates such other person or address in writing in accordance with this Paragraph.

6.6 Successors and Assigns. The Existing Loan Agreement as amended by this Agreement and the Term Notes shall be binding upon, and shall inure to the benefit of, Borrower, Lender and their respective successors and permitted assigns, except as otherwise provided herein or therein. Borrower shall not assign, transfer, hypothecate, or otherwise convey its rights, benefits, obligations, or duties under the Existing Loan Agreement as amended by this Agreement or the Term Notes without the prior written consent of Lender. Any such purported assignment, transfer, hypothecation, or other conveyance by Borrower without the prior express written consent of Lender shall be void. The terms and provisions of the Existing Loan Agreement as amended by this Agreement, the Term Notes and the other documents and agreements executed in furtherance thereof are for the purpose of defining the relative rights and obligations of Borrower and Lender with respect to the transactions contemplated hereby and thereby, and there shall be no third party beneficiaries of any of the terms and provisions of any of such agreements or documents. Lender reserves the right at any time to create and sell in its entirety or a participation in any portion of the Term Loan, the Term Notes and the Existing Loan Agreement as amended by this Agreement and to sell, transfer or assign any or all of its right, title or interest in and to the same, and Borrower consents to Lender's sale of any participations in, at any time or times, the Term Loan, the Term Notes and the Existing Loan Agreement as amended by this Agreement or of any portion thereof or interest therein, including Lender's rights, title, interests, remedies, powers, or duties thereunder, whether evidenced by a writing or not, and to the sale, assignment and transfer of any or all of its right, title or interest in and to the Term Loan, the Term Notes and the Existing Loan Agreement as amended by this Agreement.


6.7 Presumption against Scrivener. No provision of this Agreement shall be construed against or interpreted to the disadvantage of any party hereto by any court or other governmental or judicial authority by reason of such party's having or being deemed to have structured, drafted or dictated such provision.

6.8 Law Governing Agreement. This Agreement is made and entered into and is to be at least partially performed in Clark County, Nevada. It shall be interpreted, construed and enforced and its construction and performance shall be governed by the laws of the State of Nevada applicable to agreements made and to be performed entirely within such State without regard to principles of conflicts of laws, except to the extent that federal law may apply.

         5.8. Partial Invalidity. Each part of this Agreement is intended to be separate. If any term, covenant, condition or provision hereof is illegal or invalid or unenforceable for any reason whatsoever, such illegality, invalidity or unenforceability shall not affect the legality, validity or enforceability of the remaining parts of this Agreement and all such remaining parts hereto shall not be impaired or invalidated in any way, but shall be legal, valid and enforceable and have full force and effect as if the illegal, invalid, unenforceable part has not been included.

         5.9 Variations in Pronouns. Wherever the context shall so require, all words herein in the male gender shall be deemed to include the female or neuter gender and vice versa, all singular words shall include the plural, and all plural words shall include the singular. All pronouns and any variations thereof refer to the masculine, feminine or neuter, singular or plural, as the context may require.

         5.10. Execution and Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed to be an original, and all of which taken together shall constitute but one and the same instrument. Delivery of an executed counterpart of a signature page to this Agreement to any other Loan Document by facsimile transmission shall be effective as delivery of a manually executed counterpart thereof.


         5.11 Headings. The headings used in this Agreement are for administrative purposes only and do not constitute substantive matter to be considered in construing the terms and shall not affect the interpretation of this Agreement. All references herein to Sections, Paragraphs, subsections, and clauses, shall be deemed references to such parts of this Agreement, unless the context shall otherwise require. A reference to an article or section will mean an article or section in this Agreement, unless otherwise explicitly set forth. The titles and headings in this Agreement are for reference purposes only and will not in any manner limit the construction of this Agreement. For the purposes of such construction, this Agreement will be considered as a whole. The terms "including" and "include" as used in this Agreement will be deemed to include the phrase "without limitation."

         5.12 Attorney's Fees and Costs. If any action at law or in equity is necessary to enforce or interpret the terms of this Agreement, the prevailing party shall be entitled to reasonable attorneys' fees, costs, and necessary disbursements from the offending party, in addition to any other relief to which it may be entitled.

         5.13 Further Assurances. At any time and from time to time after the date hereof, at the request of Lender, and without further consideration, Borrower will execute and deliver such other and further instruments and documents, and take such other action as Lender may reasonably deem necessary, convenient or desirable in order to more effectively assist Lender in exercising its rights with respect hereto, and realizing the benefits created by this Agreement.

         IN WITNESS WHEREOF, the undersigned have duly executed this Agreement as of June 30, 2003, as evidenced by their respective signatures below.

BORROWER:

VISEON, INC.




-----------------------------------
By:      John Harris
Its:     President

LENDER:
EXIM CORPORATION



------------------------------
By:      Dr. Alexander Hamilton
Its:     President


HENRY S. MELLON



----------------------------------